As filed with the Securities and Exchange Commission on October 6, 2022

Registration No. 333-267249

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CASTELLUM, INC.

(Exact name of registrant as specified in charter)

Nevada	8742	27-4079982
(State or other jurisdiction of incorporation)	(Primary Standard Classification Code Number)	(IRS Employer I.D. Number)

Castellum, Inc.

3 Bethesda Metro Center, Suite 700
Bethesda, MD 20814

(301) 961-4895

(Address and telephone number of principal executive offices)

Mark C. Fuller

Chief Executive Officer

Castellum, Inc.
3 Bethesda Metro Center, Suite 700
Bethesda, MD 20814

(301) 961-4895

(Name, address, including zip code, and telephone number including area code, of agent for service)

With copies to:

Joseph M. Lucosky, Esq. Steven A. Lipstein, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel. No.: (732) 395-4400 Fax No.: (732) 395-4401	Ross Carmel, Esq. Jeffrey P. Wofford Carmel, Milazzo & Feil LLP 55 West 39th Street, 18th Floor New York, NY 10018 Tel No.:(212) 658-0458 Fax No.:(646) 838-1314

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Castellum, Inc. is filing this Amendment No. 3 to its Registration Statement on Form S-1 (File No. 333-267249) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

The following exhibits are filed with this Registration Statement:

Exhibit Number	Exhibit Description

1.1**	Underwriting Agreement
2.1**	Stock Purchase Agreement dated May 6, 2019, by and among BioNovelus, Inc., Bayberry Acquisition Corp., and all of the stockholders of the Company
2.2**	First Amendment to Stock Purchase Agreement dated June 2, 2019 by and among BioNovelus, Inc., Bayberry Acquisition Corp., and all the stockholders of the Company
2.3**	Second Amendment to Stock Purchase Agreement dated June 8, 2019, by and among BioNovelus, Inc., Bayberry Acquisition Corp., and all the stockholders of the Company
2.4**	Securities Purchase Agreement dated November 21, 2019, by and among BioNovelus, Inc., Corvus Consulting, LLC, and the Buckhout Charitable Remainder Trust
2.5**	Agreement and Plan of Merger dated August 12, 2021, by and among Castellum, Inc., KC Holdings Company, Inc., and Specialty Systems, Inc., and the Stockholders Named Herein
3.1**	Amended and Restated Articles of Incorporation
3.2**	Amended and Restated Bylaws
3.3**	Form of Amendment to the Amended and Restated Articles of Incorporation
4.1**	Form of Warrant to Purchase Common Stock
4.2**	Amended Convertible Promissory Note Re-Issued as of February 1, 2021, by Corvus Consulting, LLC and Castellum, Inc. to The Buckhout Charitable Remainder Trust (Amended BCR Trust Note)
4.3**	Convertible Promissory Note Issued as of April 4, 2022 by Castellum, Inc. to Crom Cortana Fund LLC (CCF Note)
4.4**	Common Stock Purchase Warrant dated April 4, 2022, by and between Castellum, Inc. and Crom Cortana Fund LLC
4.5**	Form of Underwriter’s Warrant
5.1*	Legal Opinion of Lucosky Brookman LLP
10.1**	Secured Promissory Note Issued on August 10, 2021 by Corvus Consulting, LLC and BioNovelus, Inc. to Robert Eisiminger (Eisiminger Note)
10.2**	Term Loan Promissory Note Issued on August 11, 2021 by and between Castellum, Inc., Specialty Systems, Inc., Corvus Consulting, LLC, Mainnerve Federal Services, Inc., Merrison Technologies, LLC, and Live Oak Banking Company (Live Oak Term Loan Note)
10.3**	Term Loan and Security Agreement dated August 11, 2021, by and between Castellum, Inc., Specialty Systems, Inc., Corvus Consulting, LLC, Mainnerve Federal Services, Inc., Merrison Technologies, LLC and Live Oak Banking Company
10.4**	Promissory Note Issued on August 12, 2021 by Corvus Consulting, LLC and Castellum, Inc. to Emil Kaunitz (Kaunitz Note)
10.5**	Promissory Note Issued on February 28, 2022 by Corvus Consulting, LLC and Castellum, Inc. to Robert Eisiminger (Eisiminger Promissory Note)
10.6**	Revolving Line of Credit Promissory Note Issued on March 28, 2022 by Castellum, Inc., Specialty Systems, Inc., Corvus Consulting, LLC, Mainnerve Federal Services, Inc., Merrison Technologies, LLC to Live Oak Banking Company (Live Oak Revolving Note)
10.7**	Loan and Security Agreement dated March 28, 2022, by and between Castellum, Inc., Specialty Systems, Inc., Corvus Consulting, LLC, Mainnerve Federal Services, Inc., Merrison Technologies, LLC and Live Oak Banking Company
10.8**	Business Acquisition Agreement dated February 11, 2022, by and between Castellum, Inc. and Lexington Solutions Group, LLC
10.9+**	Castellum, Inc. Stock Incentive Plan
10.10+**	Form of Stock Option Agreement
10.11+**	Employment Agreement dated April 1, 2020, by and between Castellum, Inc. and Mark Fuller
10.12+**	Employment Agreement dated April 1, 2020, by and between Castellum, Inc. and Jay Wright
10.13+**	Employment Agreement dated April 1, 2020, by and between Castellum, Inc. and Glen Ives
10.14+**	Employment Agreement dated April 25, 2022, by and between Castellum, Inc. and David T. Bell
10.15**	Lease Agreement dated January 11, 2018, between LTD Realty investment, IV, LP, and Specialty Systems, Inc.
10.16+**	Form of Director Agreement
10.17++**	Labor Hour Subcontract Agreement between Corvus Consulting, LLC and CACI, Inc. - Federal
10.18++**	Modification dated April 8, 2022 to Purchase Order No. P000096970 between Covus Consulting, LLC and CACI, Inc.- Federal
10.19++**	Contract No. N00178-14D-7931 effective February 14, 2019 between Specialty Systems, Inc. and NAVAIR Aircraft Division Lakehurst
10.20++**	Modification No. 1 of Contract effective November 2, 2021 between Specialty Systems, Inc. and NAVAIR Aircraft Division Lakehurst
10.21++**	Time and Material Subcontract Number PO-0018098 between Perpsecta Engineering, Inc. and Corvus Consulting, LLC
10.22++**	Modification 13 to Time and Material Subcontract between Perspecta Engineering, Inc. and Corvus Consulting, Inc.
14.1**	Code of Ethics and Business Conduct
21.1**	List of Subsidiaries
23.1**	Consent of RSM US LLP
23.2**	Consent of Aronson LLC
23.3*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page)
99.1**	Consent of Patricia Frost
99.2**	Consent of C. Thomas McMillen
99.3**	Consent of John F. Campbell
99.4**	Consent of Mark Alarie
99.5**	Consent of Bernard S. Champoux
107**	Filing Fee Table

*	Filed herewith.

**	Previously filed.

+	Management contract or compensatory plan.

++	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because such information is (i) not material and (ii) the type of information the Company treats as confidential. The Company will furnish supplementally an unredacted copy of such exhibit to the Securities and Exchange Commission or its staff upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bethesda, State of Maryland, on October 6, 2022.

Castellum, Inc.

By:	/s/ Mark C. Fuller
Name: Mark C. Fuller
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark C. Fuller	Chief Executive Officer and Director	October 6, 2022
Mark C. Fuller	(Principal Executive Officer)

/s/ David T. Bell	Chief Financial Officer	October 6, 2022
David T. Bell	(Principal Accounting Officer and Principal Financial Officer)

*	General Counsel, Director	October 6, 2022
Jay O. Wright

*	Director	October 6, 2022.
Emil Kaunitz

*	Director	October 6, 2022
Laurie Buckhout

*By:

/s/ Mark C. Fuller
Attorney-in-Fact

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